UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

AdTheorent Holding Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40116	85-3978415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hudson Street 13th Floor New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 804-1359

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADTH	The Nasdaq Stock Market
Warrants to purchase common stock	ADTHW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on February 21, 2023, AdTheorent Holding Company, Inc. (the “Company”) filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the General Corporation Law of the State of Delaware (the “Petition”). The Petition seeks an order validating and declaring effective (1) the provisions of the Second Amended and Restated Certificate of Incorporation of the Company that set forth the number of authorized shares of the Company and (2) the shares of the Company’s common stock issued in reliance on such provisions of the Second Amended and Restated Certificate of Incorporation of the Company. A copy of the Petition is attached as an exhibit to this Form 8-K. Concurrently with the Petition, the Company filed a motion to expedite the hearing on the Petition.

On February 22, 2023, the Court of Chancery granted the motion to expedite and issued an order scheduling a hearing on the merits of the Petition at 10:20 a.m. Eastern Time on March 14, 2023 in Courtroom 12A of the Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, Delaware 19801.

This Form 8-K constitutes notice of the hearing. The Company’s stockholders may appear at the hearing in person or through counsel or may file a written submission with the Register in Chancery, at the address below, by hand, first class U.S. mail, courier or express service, or via File & ServeXpress, in advance of the hearing. Any written submission also must be served on the following counsel for the Company, at the address below, by any of the above-listed methods of service, in advance of the hearing:

Register in Chancery: Delaware Court of Chancery Leonard L. Williams Justice Center 500 North King Street Wilmington, Delaware 19801	Counsel for the Company: Ethan H. Townsend McDermott Will & Emery LLP The Nemours Building 1007 North Orange Street, 10th Floor Wilmington, Delaware 19801

The case is captioned In re AdTheorent Holding Company, Inc., C.A. No. 2023-0227-LWW.

Forward-Looking Statements

This current report on Form 8-K (this “Current Report”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Current Report, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of present or historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company and are not predictions of actual outcomes. Actual events and circumstances are impossible to predict and are beyond the control of the Company.

With respect to the matters addressed in this Current Report, no assurances can be made regarding the outcome of the Company’s proceeding pursuant to Section 205 of the General Corporation Law of the State of Delaware. The Section 205 proceeding is subject to inherent uncertainties and is beyond the Company’s control and may not result in timely resolution of the uncertainty regarding the Company’s capitalization, if at all. If the Company is unsuccessful in the Section 205 proceeding, it could have a material adverse effect on the Company.

The Company cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Additional risks and uncertainties that could affect the Company and its financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2022, which is available on the Company’s website at investors.adtheorent.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this Current Report are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Verified Petition for Relief Pursuant to 8 Del. C. § 205

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AdTheorent Holding Company, Inc.

Date: March 1, 2023	By:	/s/ James Lawson
James Lawson Chief Executive Officer